Exhibit 99.1
SXC HEALTH SOLUTIONS TO ACQUIRE MEDFUSIONRX, LLC
— Acquisition strengthens SXC’s presence in specialty pharmacy —
— Transaction expected to be immediately accretive to earnings per share —
Lisle, Illinois, December 2, 2010, SXC Health Solutions Corp. (“SXC” or the “Company”) (NASDAQ: SXCI, TSX: SXC), a leading provider of pharmacy benefit management (PBM) services and healthcare information technology (HCIT) solutions to the healthcare benefits management industry, announces that it has entered into a definitive agreement to acquire MedfusionRx, LLC (“MedfusionRx”) for a purchase price of $100 million in cash, subject to certain customary post-closing adjustments, with an additional $5.5 million subject to the achievement of certain performance targets through the 2012 fiscal year.
MedfusionRx is a leading privately-owned specialty pharmacy provider with significant expertise in providing clinical services to over 9,000 patients with complex chronic conditions.
“Specialty pharmaceuticals are the fastest growing area in the PBM space and our clients recognize it as the next critical area of drug spend management. This acquisition will expand our presence and enhance our capabilities in the specialty pharmacy market which differentiates us from our peers in the mid-market PBM sector,” said Mark Thierer, President and CEO of SXC. “Acquiring MedfusionRx increases the size of our specialty operations to approximately $400 million and allows us to better assist our clients and their members in managing complex conditions, such as cancer, with the most supportive and cost-effective care. The MedfusionRx management team adds proven specialty industry experience to our Ascend team and further expands the scale of our platform to capitalize on the opportunity in this rapidly growing segment of the PBM industry.”
MedfusionRx manages approximately $270 million of drug spend annually and has approximately $11.5 million in trailing twelve month adjusted EBITDA. In addition, SXC has identified approximately $4-6 million of cost saving synergies, including the tax benefits of the acquisition, expected to be realized within 18-24 months of the closing of the transaction. The acquisition is expected to be $0.08 to $0.10 accretive to SXC’s GAAP earnings per share (“EPS”) in 2011. Excluding an estimated $7 million in deal-related amortization (or $0.07 per share), the acquisition is expected to generate $0.15 to $0.17 in adjusted EPS in 2011.
“SXC has emerged as a leader in the PBM market for technology innovation and flexible client-focused solutions. Our skill and experience in specialty pharmaceuticals will help enhance the great work SXC has already done to transform how pharmacy benefits are delivered. Our clients, as well as our employees, will benefit greatly from SXC’s operational and financial resources, and we believe that our client-service culture will merge well with SXC’s current specialty offering,” said Jeff Vernon, President of MedfusionRx.
Mr. Thierer continued, “MedfusionRx has a talented team that has expanded its reach into all 50 states. Importantly, MedfusionRx provides services to more than 30 state clients and manages thousands of state Medicaid patients, creating some compelling revenue synergy opportunities for SXC. We are excited with the growth prospects inherent in this transaction and will continue to explore other opportunities to expand our business through acquisitions.”
MedfusionRx is based in Birmingham, Alabama, where its operations will remain. Following the closing of the transaction, SXC plans to maintain the MedfusionRx brand. MedfusionRx specializes in the needs of patients across a variety of disease indications including: bleeding disorders, such as hemophilia; growth hormone deficiency; multiple sclerosis; rheumatoid arthritis; plaque psoriasis; Crohn’s disease; hepatitis C; oncology; and preventative treatment of respiratory syncytial virus.

The acquisition is subject to various closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to be completed by the end of 2010.
In connection with the transaction, Healthcare Growth Partners, LLC is acting as financial advisor and Sidley Austin LLP is acting as legal counsel to SXC. CIT Healthcare and its affiliate CIT Capital Securities LLC are acting as the exclusive financial advisors and Morrison & Foerster LLP is acting as legal counsel to MedfusionRx.
About MedfusionRx, LLC
Founded in 2003, privately-held MedfusionRx, LLC (“MedfusionRx”) is a leading independent specialty pharmacy provider with significant expertise in providing high-touch clinical services to patients with complex chronic conditions. MedfusionRx is a licensed, accredited specialty pharmacy providing service in all 50 states. MedfusionRx specializes in the needs of patients with chronic diseases such as bleeding disorders, growth hormone deficiency, multiple sclerosis, rheumatoid arthritis, plaque psoriasis, Chron’s disease and hepatitis C. MedfusionRx also specializes in medications for patients with cancer and in the preventive treatment of RSV. Based in Birmingham, Alabama, MedfusionRx also has a satellite pharmacy in Alabama and six additional pharmacies in Tennessee, Mississippi, West Virginia, Texas, Louisiana and Kansas. For more information please visit the company’s website located at www.medfusionrx.com.
About SXC Health Solutions Corp.
SXC Health Solutions Corp. is a leading provider of pharmacy benefits management (PBM) services and Health Care Information Technology (HCIT) solutions to the healthcare benefits management industry. The Company’s product offerings and solutions combine a wide range of PBM services and software applications, application service provider (ASP) processing services and professional services, designed for many of the largest organizations in the pharmaceutical supply chain, such as health plans, employers, federal, state and local governments, pharmacy benefit managers, retail pharmacy chains and other healthcare intermediaries. SXC is headquartered in Lisle, Illinois with 13 locations in the US and Canada.
For more information, please visit www.sxc.com.
Non-GAAP Financial Measures
SXC reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). SXC’s management also evaluates and makes operating decisions using various other measures. Two such measures are adjusted earnings per share (“EPS”) and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are both non-GAAP financial measures.
Adjusted EPS is a non-GAAP measure which takes EPS and adds back the impact of amortization expense related to the acquisition of MedfusionRx, net of tax. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with the acquisition. SXC excludes certain acquisition-related amortization expense from non-GAAP adjusted EPS because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of SXC business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributes to revenue in the period presented as well as future periods and should also note that such expense will recur in future periods. The 2011 guidance of adjusted EPS was computed by taking the estimated GAAP EPS impact and adding back the expected impact of certain acquisition-related amortization expense, net of tax. Management believes that adjusted EPS provides useful supplemental information to management and investors regarding the performance of the Company’s business operations and facilitates comparisons to its historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measures are indicative of the Company’s core operating results. Note however, that these items are performance measures only, and do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP.
Adjusted EBITDA is a non-GAAP measure that management believes is a useful supplemental measure of operating performance prior to net interest income (expense), income taxes, depreciation, amortization, and stock-based compensation. With respect to MedfusionRx, adjusted EBITDA also adds back certain non-market compensation charges. Management believes it is useful to exclude depreciation, amortization and net interest income (expense) as these are essentially fixed amounts that cannot be influenced by management in the short term. In addition, management believes it is useful to exclude stock-based compensation because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards. With respect to MedfusionRx, there was no stock-based compensation and certain non-market compensation charges were excluded because management believes they were not reflective of ongoing operations.
Forward-Looking Statements
Certain statements included herein, including those that express management’s expectations or estimates of our future performance, constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. We caution that such forward-looking statements involve known and unknown risks, uncertainties and other risks that may cause our actual financial results, performance, or achievements to be materially different from our estimated future results, performance or achievements expressed or implied by those forward-looking statements. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including without limitation, the possibility that the pending MedfusionRx transaction will not close; the possibility that the expected synergies, efficiencies and cost savings of the MedfusionRx transaction will not be realized, or will not be realized within the expected time period; the risk that the MedfusionRx business will not be integrated successfully; our ability to achieve increased market acceptance for our product offerings and penetrate new markets; consolidation in the healthcare industry; the existence of undetected errors or similar problems in our software products; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; our ability to compete successfully; potential liability for the use of incorrect or incomplete data; the length of the sales cycle for our healthcare software solutions; interruption of our operations due to outside sources; our dependence on key customers; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to obtain, use or successfully integrate third-party licensed technology; compliance with existing laws, regulations and industry initiatives and future change in laws or regulations in the healthcare industry; breach of our security by third parties; our dependence on the expertise of our key personnel; our access to sufficient capital to fund our future requirements; and potential write-offs of goodwill or other intangible assets. This list is not exhaustive of the factors that may affect any of our forward-looking statements. Other factors that should be considered are discussed from time to time in SXC’s filings with the U.S. Securities and Exchange Commission, including the risks and uncertainties discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent Form 10-Qs, which are available at www.sec.gov. Investors are cautioned not to put undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to SXC or persons acting on our behalf are expressly qualified in their entirety by this notice. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise. Certain of the assumptions made in preparing forward-looking information and management’s expectations include: maintenance of our existing customers and contracts, our ability to market our products successfully to anticipated customers, the impact of increasing competition, the growth of prescription drug utilization rates at predicted levels, the retention of our key personnel, our customers continuing to process transactions at historical levels, that our systems will not be interrupted for any significant period of time, that our products will perform free of major errors, our ability to obtain financing on acceptable terms and that there will be no significant changes in the regulation of our business.

For more information, please contact:

Jeff Park	Susan Noonan	Dave Mason
Chief Financial Officer	Investor Relations — U.S.	Investor Relations — Canada
SXC Health Solutions Corp.	S.A. Noonan Communications	The Equicom Group Inc.
Tel: (630) 577-3100	(212) 966-3650	416-815-0700 ext. 237
investors@sxc.com	susan@sanoonan.com	dmason@equicomgroup.com